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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 3, 2002


                              PATRON HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)




          NEVADA                           0-25675                88-0346441
(State or Other Jurisdiction      (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)



212 WEST KINZIE STREET, CHICAGO, ILLINOIS                                60610
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (312) 493-2171


                                 Not Applicable
                 -----------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

          Richard G. Beggs, Warren K. Luke and Robert E. Yaw II have been appointed to serve on the Board of Directors (the "Board") of Patron Holdings, Inc. (the "Company"), with such appointments taking effect on January 15, 2003. In connection with these appointments, the existing Board voted to increase the size of the Board from one director to nine directors and to fill three of the vacancies created through the appointment of Messrs. Beggs, Luke and Yaw. Prior to these appointments, the Company had only one director. The Company recently accepted the resignation of Jeffrey Spanier as its sole director. Mr. Spanier, as sole director, appointed Patrick J. Allin to serve as sole director upon Mr. Spanier's resignation. Mr. Allin is the Chief Executive Officer of the Company and continues to serve on the Board. The addition of Messrs. Beggs and Luke to the Board were announced by the Company in two press releases, attached hereto as Exhibits 99.1 and 99.2, respectively.

         Mr. Beggs is currently Director, Executive Vice President and Chief Administrative Officer for Daiwa Securities America. Prior to joining Daiwa in 1995, Mr. Beggs was the Managing Director and Chief Operating Officer of Kemper Clearing Corp.

         Mr. Luke is currently Chairman and Chief Executive Officer of Hawaii National Bank and its parent, Hawaii National Bancshares, Inc. and serves as a member of the Asia Pacific Advisory Committee for the Harvard Business School. Mr. Luke served three, three-year terms as a director of the Federal Reserve Bank of San Francisco, including a term as chair of its audit committee.

         Mr. Yaw is a founding principal shareholder of Patron Systems, Inc. and has served as a director of several private companies, including principal equity partnerships with Prudential Insurance Company and New York Life Insurance Company. Mr. Yaw founded Salomon Brothers' Global Telecommunications Group, led Salomon Brothers' creation of mortgage securitization and was Chairman of that firm's New Products Group and Director of Private Placements.

         Mr. Allin is currently Director and Chief Executive Officer of the Company. Until December 2001, Mr. Allin was Co-Chairman and Chief Executive Officer of Encore Development, a high-end technology consultancy, and from 1996 to 2000, Mr. Allin was a Senior Consulting Partner at Price Waterhouse.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PATRON HOLDINGS, INC.

                                               By:  /s/ Marie Meisenbach Graul
                                                   --------------------------
                                                   Marie Meisenbach Graul
                                                   Chief Financial Officer
Date:    January 15, 2003


Exhibit
Number            Description of Exhibit
99.1              Press Release of Patron Holdings, Inc. issued on January 2,
                  2003.
99.2              Press Release of Patron Holdings, Inc. issued on January 15,
                  2003.